UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

OLD DOMINION ELECTRIC COOPERATIVE

(Exact name of Registrant as Specified in Its Charter)

Virginia	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4201 Dominion Boulevard Glen Allen, Virginia		23060
(Address of Principal Executive Offices)		(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 16, 2025, Old Dominion Electric Cooperative (“ODEC”) issued and sold $250.0 million of 5.37% First Mortgage Bonds, 2025 Series A due December 1, 2052 (the “Bonds”), pursuant to a bond purchase agreement with institutional investors in the private placement market. The Bonds were issued under and secured by the Second Amended and Restated Indenture of Mortgage and Deed of Trust, dated as of January 1, 2011 (as amended and supplemented, the “Indenture”), between ODEC and Branch Banking and Trust Company, as trustee, as supplemented by the Fifth Supplemental Indenture thereto, dated as of December 1, 2025 (the “Fifth Supplemental Indenture”), between ODEC and Truist Bank, as successor to Branch Banking and Trust Company, as trustee. The net proceeds from the sale of the Bonds will be used to repay existing indebtedness and for general corporate purposes.

Interest will accrue on the Bonds at 5.37% per annum and will be payable on June 1 and December 1 of each year, commencing on June 1, 2026, and continue until the maturity date of December 1, 2052, or earlier prepayment. The Bonds are subject to redemption prior to maturity, at the option of ODEC, at a redemption price equal to the principal amount thereof plus a “make-whole” premium and plus accrued interest.

The Bonds are secured equally and ratably with all other obligations outstanding under the Indenture. The Indenture grants a lien on substantially all of the real property and tangible personal property of ODEC and certain of its intangible personal property in favor of the trustee, with limited exceptions. The terms and conditions of the Indenture, such as those relating to events of default and acceleration, are the same for all obligations outstanding under the Indenture, including the Bonds.

The Bonds were offered and were sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Bonds will not be registered for resale under the Securities Act and may not be offered or sold absent such registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The foregoing description of the Fifth Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Fifth Supplemental Indenture, a copy of which will be filed as an exhibit to ODEC’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025. The Indenture, as previously amended and supplemented, is referred to in and filed as Exhibits 4.1 through 4.4 to ODEC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: December 19, 2025	/s/ Bryan S. Rogers
Bryan S. Rogers
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)